UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

SimpleTech, Inc.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 7, 2007, SimpleTech, Inc. (the “Company”) changed its corporate name from SimpleTech, Inc. to STEC, Inc. The name change was effected pursuant to Section 1110 of the General Corporations Law of the State of California by the merger of a wholly-owned subsidiary of the Company into the Company. The Company was the surviving corporation and, in connection with the merger, the Company amended its Articles of Incorporation to change the Company’s name to STEC, Inc. pursuant to the Certificate of Ownership filed with the Secretary of State of the State of California. A copy of the Certificate of Ownership is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Also effective on March 7, 2007, by action of the Board of Directors of the Company, the Company amended its Bylaws to change the title of the Bylaws to reflect the Company’s corporate name change from SimpleTech, Inc. to STEC, Inc. A copy of the restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

A copy of a press release issued by the Company on March 7, 2007 announcing the corporate name change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description of Exhibit
3.1	Certificate of Ownership merging STEC, Inc. with and into SimpleTech, Inc., as filed with the Secretary of State of the State of California on March 7, 2007.

3.2	Restated Bylaws of STEC, Inc.

99.1	Press release issued by the STEC, Inc. dated March 7, 2007 announcing corporate name change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: March 7, 2007	By:	/s/ Dan Moses
Dan Moses, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Certificate of Ownership merging STEC, Inc. with and into SimpleTech, Inc., as filed with the Secretary of State of the State of California on March 7, 2007.

3.2	Restated Bylaws of STEC, Inc.

99.1	Press release issued by the STEC, Inc. dated March 7, 2007 announcing corporate name change.